  Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated April 09, 2021 with respect to the consolidated financial statements of Digatrade Financial Corp. for the years ended December 31, 2020, 2019, and 2018 included in this Annual Report on Form 20-F (filed under the Securities Exchange Act of 1934) for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission.

“WDM Chartered Professional Accountants”

Vancouver, British Columbia, Canada
April 22, 2021